Financial Results and Supplemental Information October 28, 2026 THIRD QUARTER 2026 Exhibit 99.2

2Q3 2026RETURN TO TABLE OF CONTENTS Highlights and Guidance 3 Financial Statements, Debt and Capital Expenditures 8 Portfolio Information 15 Joint Ventures 22 Appendix 28 Table of Contents Trading Symbol: Common Shares: ILPT Investor Relations Contact: Kevin Barry, Senior Director (617) 219-1489 kbarry@ilptreit.com Corporate Headquarters: Two Newton Place 255 Washington Street, Suite 300 Newton, Massachusetts 02458-1634 All amounts in this presentation are unaudited. Please refer to Non-GAAP Financial Measures and Certain Definitions for terms used throughout this document.

3Q3 2026RETURN TO TABLE OF CONTENTS Highlights and Guidance $(0.46) Net Loss per Share $0.32 Normalized FFO per Share $86.5M Same Property Cash Basis NOI 645K sq ft Total Leasing Activity In This Section: Industrial Logistics Properties Trust Announces Third Quarter 2026 Financial Results 4 Third Quarter 2026 Highlights 5 - 6 Updated Quarterly and Full Year 2026 Guidance 7

4Q3 2026RETURN TO TABLE OF CONTENTS TO BE PROVIDED Yael Duffy President and Chief Executive Officer INDUSTRIAL LOGISTICS PROPERTIES TRUST ANNOUNCES THIRD QUARTER 2026 FINANCIAL RESULTS Newton, MA (October 28, 2026): Industrial Logistics Properties Trust (Nasdaq: ILPT) today announced its financial results for the quarter ended September 30, 2026. Distribution: On October 8, 2026, ILPT declared a quarterly distribution on its common shares of $0.10 per share to shareholders of record as of the close of business on October 19, 2026. This distribution will be paid on or about November 12, 2026. Conference Call: A conference call to discuss ILPT's third quarter results will be held on Thursday, October 29, 2026 at 10:00 a.m. Eastern Time. The conference call may be accessed by dialing (877) 418-4826 or (412) 902-6758 (if calling from outside the United States and Canada); a pass code is not required. A replay of the conference call will be available for one week by dialing (855) 669-9658; the replay pass code is 3044444. A live audio webcast of the conference call will also be available in a listen-only mode on ILPT’s website, at www.ilptreit.com. The archived webcast will be available for replay on ILPT’s website after the call. The transcription, recording and retransmission in any way of ILPT's third quarter conference call are strictly prohibited without the prior written consent of ILPT. About Industrial Logistics Properties Trust: ILPT is a real estate investment trust, or REIT, focused on owning and leasing high quality industrial and logistics properties. As of September 30, 2026, ILPT’s portfolio consisted of 409 properties containing approximately 59.6 million rentable square feet located in 39 states. Approximately 79% of ILPT’s annualized rental revenues as of September 30, 2026 are derived from investment grade tenants, tenants that are subsidiaries of investment grade rated entities or Hawaii land leases. ILPT is managed by The RMR Group (Nasdaq: RMR), a leading U.S. alternative asset management company with approximately $37 billion in assets under management as of September 30, 2026 and 40 years of institutional experience in buying, selling, financing and operating commercial real estate. ILPT is headquartered in Newton, MA. For more information, visit www.ilptreit.com. "ILPT’s momentum continued in the third quarter, with robust earnings growth and a portfolio that is capturing meaningful embedded rent upside. Normalized FFO increased 42% year over year, reflecting the benefit of our second quarter refinancing that eliminated our remaining exposure to variable interest rates and a 420 basis point increase in occupancy. We completed approximately 645,000 square feet of leasing at rents that were 162.7% above prior rents, marking our eighth consecutive quarter of double- digit rent increases, with a weighted average lease term of nearly 16 years. With consolidated occupancy of 98.3%, 100% fixed rate debt and no scheduled maturities until 2029, ILPT is well positioned to continue growing cash flow and creating long-term value for our shareholders." Yael Duffy President and Chief Executive Officer

5Q3 2026RETURN TO TABLE OF CONTENTS Third Quarter 2026 Highlights As of and for the three months ended September 30, 2026, unless otherwise noted Change in Non-GAAP Measures Following discussions with the SEC staff, beginning this quarter Adjusted EBITDAre, Normalized FFO and CAD include incentive management fees as recognized under GAAP. Prior periods have been recast to conform to this presentation. Third quarter 2026 results include $1,885 of incentive management fees. Guidance has been updated on the same basis. Leasing Executed approximately 645K square feet of total leasing activity at weighted average rental rates that were 162.7% higher than prior rental rates for the same space and with a WALT by annualized rental revenues of 15.8 years. Interest Expense Interest expense decreased by $2,295, or 3.6%, compared to the third quarter of 2025, reflecting the May 2026 refinancing by Mountain JV. As a result of this refinancing, all of ILPT's debt is fixed. Distribution Declared a quarterly cash distribution of $0.10 per common share, the second consecutive quarter at this level following the July 2026 increase. Capital and Liquidity Ended the quarter with $130,657 of cash on hand, excluding restricted cash, to meet ILPT's operating and capital obligations as well as its debt service requirements. ILPT has no debt maturities until 2029. $(30,214) Net Loss Attributable to Common Shareholders $(0.46) Net Loss Attributable to Common Shareholders per Share 42.4% Normalized FFO Attributable to Common Shareholders YoY Growth $21,279 Normalized FFO Attributable to Common Shareholders $0.32 Normalized FFO Attributable to Common Shareholders per Share $91,993 Same Property NOI 5.7% YoY growth $86,499 Same Property Cash Basis NOI 1.9% YoY growth (dollars in thousands, except per share data)

6Q3 2026RETURN TO TABLE OF CONTENTS Third Quarter 2026 Highlights (Continued) As of and for the three months ended September 30, 2026, unless otherwise noted 98.3% Portfolio Occupancy Up 420 bps YoY 645K sq ft Leasing Volume +162.7% GAAP Rent Roll-up 8th consecutive quarter with double-digit growth 8.1 Year WALT 65.8% of annualized rental revenues expire beyond 2030 78.9% of annualized rental revenues from investment grade tenants and Hawaii land leases Normalized FFO Attributable to Common Shareholders Per Share $0.23 $0.27 $0.31 $0.27 $0.32 Q3 2025 Q4 2025 Q1 2026 Q2 2026 Q3 2026 $0.10 $0.15 $0.20 $0.25 $0.30 $0.35 $0.40 (1) (1) Amounts have been recast to reflect the impact of incentive management fees accrued, if any, for each period presented. ILPT accrued incentive management fees as follows: $2,438, or $0.04 per share, for Q3 2025, $963, or $0.01 per share, for Q4 2025, $1,567, or $0.02 per share, for Q1 2026, $2,834, or $0.04 per share, for Q2 2026 and $1,885, or $0.03 per share, for Q3 2026.

Updated Quarterly and Full Year 2026 Guidance (1)

INDUSTRIAL LOGISTICS PROPERTIES TRUST

(dollar and share amounts in thousands, except per share data)

Third Quarter 2026 Actual to Previous Guidance Bridge

	Q3 2026 Actuals	Previous Guidance Low End	Previous Guidance High End	Change Midpoint	Incentive Management Fee Accrued (2)
NOI	$ 91,993	$ 91,000	$ 92,000	$ 493	$ –
Adjusted EBITDAre (3)	$ 87,019	$ 87,500	$ 88,500	$ (981)	$ 1,885
Normalized FFO attributable to common shareholders (3)	$ 21,279	$ 22,500	$ 23,500	$ (1,721)	$ 1,885
Normalized FFO attributable to common shareholders per diluted share (3)	$ 0.32	$ 0.34	$ 0.36	$ (0.03)	$ 0.03

Fourth Quarter and Full Year 2026 Guidance Update

	Q4 2026		Full Year 2026	
	Low End	High End	Low End	High End
NOI	$ 92,000	$ 93,000	$ 363,000	$ 364,000
Adjusted EBITDAre (3)	$ 87,000	$ 88,000	$ 344,000	$ 345,000
Normalized FFO attributable to common shareholders (3)	$ 22,000	$ 23,000	$ 82,000	$ 83,000
Normalized FFO attributable to common shareholders per diluted share (3)	$ 0.33	$ 0.35	$ 1.23	$ 1.25
Recurring capital expenditures (4)	N/A	N/A	$ 32,000	$ 34,000

(1) ILPT does not provide a reconciliation of non-GAAP measures that it discloses as part of its fourth quarter and full year guidance because certain significant information required for such reconciliation is not available without unreasonable efforts, or at all, including any recovery or loss on impairment of real estate, any gain or loss on sale of real estate, any loss on extinguishment of debt and equity in earnings or losses of unconsolidated joint venture. These items that would be contained in the comparable GAAP measures are not indicative of ILPT's ongoing operations, are uncertain, depend on various factors, and could have a material impact on ILPT's GAAP results for the guidance period.

(2) Reflects the impact of accrued incentive management fees during the three months ended September 30, 2026. Previously issued guidance did not include an estimate for accrued incentive management fees.

(3) ILPT's previously issued third quarter and full year 2026 guidance did not include incentive management fees. Beginning with the third quarter of 2026, Adjusted EBITDAre and Normalized FFO attributable to common shareholders include incentive management fees, if any, recognized under GAAP. Third quarter 2026 results include $1,885 of incentive management fees recognized in general and administrative expense. Incentive management fees, if any, are based on ILPT's common share total return relative to a benchmark index over a three-year period ending December 31.

(4) ILPT provides guidance only on full-year recurring capital expenditures, as the timing of expenditures is subject to change and may vary from quarter to quarter.

Fourth quarter and full year 2026 guidance is based in part on the following assumptions:

- Mid-point interest expense of approximately $61,000 and $245,000, respectively.
- Mid-point general and administrative expense of approximately $10,000 and $42,000, respectively, including $2,100 and $8,400, respectively, of incentive management fees.
- Weighted average outstanding shares of approximately 66,400 and 66,300, respectively.
- No acquisitions or dispositions.

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Q3 2026 7

8Q3 2026RETURN TO TABLE OF CONTENTS Financial Statements, Debt and Capital Expenditures $116.8M Rental Income $130.7M Cash and Cash Equivalents $87.0M Adjusted EBITDAre In This Section: Key Financial Data 9 Condensed Consolidated Statements of Income (Loss) 10 Condensed Consolidated Balance Sheets 11 Debt Summary and Maturity Schedule 12 Leverage and Coverage Ratios 13 Capital Expenditures Summary 14

Key Financial Data

INDUSTRIAL LOGISTICS PROPERTIES TRUST

(dollars in thousands, except per share data)

	As of and for the Three Months Ended				
	9/30/2026	6/30/2026	3/31/2026	12/31/2025	9/30/2025
Selected Income Statement Data:					
Rental income	$ 116,805	$ 114,123	$ 116,419	$ 113,910	$ 110,936
Net loss	$ (37,840)	$ (23,088)	$ (17,859)	$ (10,574)	$ (30,431)
Net loss attributable to common shareholders	$ (30,214)	$ (14,463)	$ (9,427)	$ (1,780)	$ (21,565)
NOI	$ 91,993	$ 88,596	$ 90,307	$ 88,104	$ 86,950
Cash Basis NOI	$ 86,499	$ 85,711	$ 87,310	$ 85,647	$ 84,749
Adjusted EBITDAre	$ 87,019	$ 84,608	$ 85,427	$ 84,096	$ 81,648
FFO attributable to common shareholders	$ 21,279	$ 15,637	$ 20,416	$ 17,915	$ 14,947
Normalized FFO attributable to common shareholders	$ 21,279	$ 17,973	$ 20,416	$ 17,915	$ 14,947
CAD attributable to common shareholders	$ 11,087	$ 3,720	$ 15,242	$ 9,069	$ 8,835
Rolling four quarter CAD attributable to common shareholders	$ 39,118	$ 36,866	$ 42,335	$ 37,759	$ 36,386
Per Common Share Data (basic and diluted):					
Net loss attributable to common shareholders	$ (0.46)	$ (0.22)	$ (0.14)	$ (0.03)	$ (0.33)
FFO attributable to common shareholders	$ 0.32	$ 0.24	$ 0.31	$ 0.27	$ 0.23
Normalized FFO attributable to common shareholders	$ 0.32	$ 0.27	$ 0.31	$ 0.27	$ 0.23
CAD attributable to common shareholders	$ 0.17	$ 0.06	$ 0.23	$ 0.14	$ 0.13
Rolling four quarter CAD attributable to common shareholders	$ 0.60	$ 0.56	$ 0.64	$ 0.57	$ 0.55
Dividends:					
Annualized dividends paid per share	$ 0.40	$ 0.20	$ 0.20	$ 0.20	$ 0.20
Annualized dividend yield (at end of period)	5.6%	2.3%	3.5%	3.6%	3.4%
Annualized Normalized FFO attributable to common shareholders payout ratio	31.3%	18.5%	16.1%	18.5%	21.7%
CAD attributable to common shareholders payout ratio	58.8%	83.3%	21.7%	35.7%	38.5%
Rolling four quarter CAD attributable to common shareholders payout ratio	66.7%	35.7%	31.3%	35.1%	36.4%
Selected Balance Sheet Data:					
Cash and cash equivalents	$ 130,657	$ 135,326	$ 99,500	$ 94,812	$ 83,173
Total gross assets	$ 5,829,001	$ 5,834,342	$ 5,847,063	$ 5,838,254	$ 5,827,389
Total assets	$ 5,085,641	$ 5,122,838	$ 5,166,764	$ 5,189,944	$ 5,218,846
Total liabilities	$ 4,290,791	$ 4,281,670	$ 4,283,073	$ 4,289,246	$ 4,305,216
Total equity	$ 794,850	$ 841,168	$ 883,691	$ 900,698	$ 913,630

	As of 9/30/2026
Capitalization:	
Total common shares	67,001,208
Closing price	$ 7.10
Equity market capitalization	$ 475,709
Debt	4,221,000
Total market capitalization	$ 4,696,709
Net Debt:	
Principal balance	$ 4,221,000
Cash and cash equivalents	(130,657)
Restricted cash and cash equivalents	(48,878)
Net debt	$ 4,041,465


Frankfort, KY
599,840 Square Feet
ILPT Ownership: 61%

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Q3 2026 9

10Q3 2026RETURN TO TABLE OF CONTENTS Condensed Consolidated Statements of Income (Loss) Three Months Ended September 30, Nine Months Ended September 30, 2026 2025 2026 2025 Rental income $ 116,805 $ 110,936 $ 347,347 $ 334,938 Expenses: Real estate taxes 16,258 15,205 49,180 45,021 Other operating expenses 8,554 8,781 27,271 27,908 Depreciation and amortization 40,306 41,034 121,873 123,995 General and administrative (1) 10,703 10,586 32,165 28,486 Loss on impairment of real estate — 6,081 — 6,081 Total expenses 75,821 81,687 230,489 231,491 Interest and other income 1,364 1,585 5,787 5,577 Interest expense (61,175) (63,470) (183,989) (201,197) Loss on extinguishment of debt — — (3,830) (5,070) Loss before income taxes and equity in (losses) earnings of unconsolidated joint venture (18,827) (32,636) (65,174) (97,243) Income tax expense (9) (31) (182) (89) Equity in (losses) earnings of unconsolidated joint venture (19,004) 2,236 (13,431) 5,338 Net loss (37,840) (30,431) (78,787) (91,994) Net loss attributable to noncontrolling interests 7,626 8,866 24,683 27,587 Net loss attributable to common shareholders $ (30,214) $ (21,565) $ (54,104) $ (64,407) Weighted average common shares outstanding (basic and diluted) 66,338 66,089 66,247 65,951 Net loss per share attributable to common shareholders (basic and diluted) $ (0.46) $ (0.33) $ (0.82) $ (0.98) (dollars and share amounts in thousands, except per share data) Murfreesboro, TN 1,016,281 Square Feet ILPT Ownership: 100% (1) Includes incentive management fees of $1,885 and $2,438 during the three months ended September 30, 2026 and 2025, respectively, and $6,286 and $4,716 during the nine months ended September 30, 2026 and 2025, respectively.

11Q3 2026RETURN TO TABLE OF CONTENTS Condensed Consolidated Balance Sheets September 30, December 31, 2026 2025 ASSETS Real estate properties $ 5,190,098 $ 5,179,959 Accumulated depreciation (743,360) (648,310) Total real estate properties, net 4,446,738 4,531,649 Investment in unconsolidated joint venture 115,758 132,753 Acquired real estate leases, net 141,127 164,186 Cash and cash equivalents 130,657 94,812 Restricted cash and cash equivalents 48,878 88,219 Rents receivable 145,550 136,669 Other assets, net 56,933 41,656 Total assets $ 5,085,641 $ 5,189,944 LIABILITIES AND EQUITY Mortgage notes payable, net $ 4,185,844 $ 4,193,194 Accounts payable and other liabilities 85,900 74,571 Assumed real estate lease obligations, net 9,670 11,679 Due to related persons 9,377 9,802 Total liabilities 4,290,791 4,289,246 Commitments and contingencies Equity attributable to common shareholders 424,873 489,697 Noncontrolling interests 369,977 411,001 Total equity 794,850 900,698 Total liabilities and equity $ 5,085,641 $ 5,189,944 (dollars in thousands) Whitsett, NC 286,281 Square Feet ILPT Ownership: 61%

12Q3 2026RETURN TO TABLE OF CONTENTS Interest Principal Maturity Years to Entity Secured By Rate Balance Date Maturity ILPT 186 Hawaii properties 4.31% $ 650,000 02/07/2029 2.4 ILPT 66 mainland and 35 Hawaii properties 6.40% 1,160,000 07/09/2030 3.8 ILPT 17 mainland properties 4.42% 700,000 03/09/2032 5.4 Mountain JV Four mainland properties 6.25% 91,000 06/10/2030 3.7 Mountain JV 90 mainland properties 5.71% 1,620,000 05/11/2031 4.6 Weighted average / total 5.48% $ 4,221,000 4.2 Debt Summary and Maturity Schedule (dollars in thousands) As of September 30, 2026 Pr in ci p al $91,000 $1,620,000 $650,000 $1,160,000 $700,000 Secured fixed rate debt of ILPT Secured fixed rate debt of Mountain JV 2026 2027 2028 2029 2030 Thereafter $— $500,000 $1,000,000 $1,500,000 $2,000,000 $2,500,000 5.48% Weighted Average Interest Rate 4.2 yrs Weighted Average Maturity Fixed Rate, Interest only 100% All debt outstanding consists of fixed rate, interest only borrowings with no scheduled principal amortization prior to maturity.

Leverage and Coverage Ratios

INDUSTRIAL LOGISTICS PROPERTIES TRUST

	As of and for the Three Months Ended				
	9/30/2026	6/30/2026	3/31/2026	12/31/2025	9/30/2025
Leverage Ratios:					
Net debt / total gross assets	69.3%	69.2%	68.8%	69.0%	69.3%
Net debt / gross book value of real estate assets	70.7%	70.7%	70.5%	70.6%	71.2%
Net debt / total market capitalization	86.0%	83.9%	87.7%	87.9%	87.7%
Secured debt / total assets	83.0%	82.4%	81.5%	81.2%	80.8%
Fixed rate debt / total debt	100.0%	100.0%	66.7%	66.8%	66.8%
Coverage Ratios:					
Net debt / annualized Adjusted EBITDAre [1][2]	11.6x	11.8x	11.8x	12.0x	12.2x
Adjusted EBITDAre / interest expense [1][3]	1.4x	1.4x	1.4x	1.3x	1.3x


Charleston, SC
265,318 Square Feet
ILPT Ownership: 100%


Hanahan, SC
302,400 Square Feet
ILPT Ownership: 100%

(1) Prior period coverage ratios have been recast to reflect incentive management fees, if any, accrued during the periods presented.

(2) The impact of estimated incentive management fees accrued on annualized Adjusted EBITDAre was $8,382, or 0.2x, for the three months ended September 30, 2026, $8,803, or 0.3x, for the three months ended June 30, 2026, $6,270, or 0.2x, for the three months ended March 31, 2026, $5,679, or 0.2x, for the three months ended December 31, 2025 and $6,289, or 0.2x, for the three months ended September 30, 2025.

(3) The impact of estimated incentive management fees accrued on Adjusted EBITDAre was $1,885, or 0.1x, for the three months ended September 30, 2026, $2,834, or 0.0x, for the three months ended June 30, 2026, $1,567, or 0.0x, for the three months ended March 31, 2026, $963, or 0.0x, for the three months ended December 31, 2025 and $2,438, or 0.0x, for the three months ended September 30, 2025.

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Q3 2026 13

14Q3 2026RETURN TO TABLE OF CONTENTS (dollars in thousands) For the Three Months Ended For the Nine Months Ended 9/30/2026 6/30/2026 3/31/2026 12/31/2025 9/30/2025 9/30/2026 9/30/2025 Tenant improvements $ 1,608 $ 521 $ 162 $ 1,445 $ 1,019 $ 2,291 $ 3,415 Leasing costs 2,218 10,322 902 4,114 1,374 13,442 4,896 Building improvements 3,942 3,391 1,454 1,521 4,344 8,787 7,536 Recurring capital expenditures 7,768 14,234 2,518 7,080 6,737 24,520 15,847 Development, redevelopment and other activities — — — — — — — Total capital expenditures $ 7,768 $ 14,234 $ 2,518 $ 7,080 $ 6,737 $ 24,520 $ 15,847 Capital Expenditures Summary Vance, AL 529,568 Square Feet ILPT Ownership: 100%

15Q3 2026RETURN TO TABLE OF CONTENTS Portfolio Information In This Section: Same Property Results 16 Occupancy and Leasing Summary 17 Tenant Credit Characteristics and Concentration 18 Portfolio Lease Expiration and Reset Schedules 19 Portfolio Lease Expiration Schedule - Detail by Portfolio 20 Key Financial Data by Investment Portfolio 21226 3 2

16Q3 2026RETURN TO TABLE OF CONTENTS (dollars and sq. ft. in thousands) As of and for the Three Months Ended 9/30/2026 6/30/2026 3/31/2026 12/31/2025 9/30/2025 Properties 409 409 409 409 409 Rentable square feet 59,609 59,609 59,604 59,604 59,604 Percent leased 98.3% 99.1% 94.6% 94.5% 94.5% Rental income $ 116,805 $ 114,123 $ 116,418 $ 113,911 $ 110,934 NOI $ 91,993 $ 88,603 $ 90,349 $ 88,189 $ 87,071 NOI % change compared to current period 3.8% 1.8% 4.3% 5.7% Cash Basis NOI $ 86,499 $ 85,718 $ 87,352 $ 85,732 $ 84,870 Cash Basis NOI % change compared to current period 0.9% (1.0%) 0.9% 1.9% Same Property Results Augusta, GA 225,997 Square Feet ILPT Ownership: 61%

Occupancy and Leasing Summary

(dollars and sq. ft. in thousands, except per sq. ft. data)

	As of and for the Three Months Ended					As of and for the Nine Months Ended
	9/30/2026	6/30/2026	3/31/2026	12/31/2025	9/30/2025	9/30/2026
Properties	409	409	409	409	411	409
Rentable square feet	59,609	59,609	59,604	59,604	59,890	59,609
Percentage leased	98.3%	99.1%	94.6%	94.5%	94.1%	98.3%
Leasing Activity (Sq. Ft.):						
New leases	103	2,979	135	46	193	3,217
Renewals	542	2,388	605	3,943	583	3,535
Rent resets	–	31	122	–	60	153
Total	645	5,398	862	3,989	836	6,905
% Change in GAAP Rent (weighted average by sq. ft)	162.7%	35.4%	26.3%	25.7%	22.4%	42.6%
Leasing Costs and Concession Commitments:						
New leases	$ 332	$ 25,110	$ 617	$ 99	$ 2,339	$ 26,059
Renewals	4,205	7,181	961	8,266	934	12,347
Total	$ 4,537	$ 32,291	$ 1,578	$ 8,365	$ 3,273	$ 38,406
Leasing Costs and Concession Commitments per Sq. Ft.:						
New leases	$ 3.22	$ 8.43	$ 4.57	$ 2.16	$ 12.15	$ 8.10
Renewals	$ 7.76	$ 3.01	$ 1.59	$ 2.10	$ 1.60	$ 3.49
Weighted average	$ 7.04	$ 6.02	$ 2.13	$ 2.10	$ 4.22	$ 5.69
Weighted Average Lease Term by Sq. Ft. (Years):						
New leases	3.2	42.3	15.2	5.2	9.7	39.9
Renewals	20.8	6.9	3.5	9.3	7.1	8.5
Weighted average	18.0	26.5	5.6	9.3	7.8	23.4
Leasing Costs and Concession Commitments per Sq. Ft. per Year:						
New leases	$ 1.01	$ 0.20	$ 0.30	$ 0.42	$ 1.26	$ 0.20
Renewals	$ 0.37	$ 0.43	$ 0.46	$ 0.23	$ 0.22	$ 0.41
Weighted average	$ 0.39	$ 0.23	$ 0.38	$ 0.23	$ 0.54	$ 0.24

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Q3 2026 17

18Q3 2026RETURN TO TABLE OF CONTENTS As of September 30, 2026 Tenant Credit Characteristics and Concentration % of Total Annualized Top 10 Tenants (1) Rental Revenues 1 FedEx Corporation 27.7% 2 Amazon.com Services LLC 7.4% 3 Home Depot U.S.A., Inc. 2.2% 4 Restoration Hardware, Inc. 1.8% 5 T.J. Gomes Trucking Co., Inc. 1.6% 6 OldCo Tire Distributors, Inc. 1.5% 7 Servco Pacific Inc. 1.5% 8 Berkshire Hathaway Inc. 1.5% 9 UPS Supply Chain Solutions, Inc. 1.5% 10 DHL AG 1.1% Total 47.8% Investment grade tenants and their subsidiaries: 57.5%Other leased Hawaii lands: 21.4% Other unrated or non-investment grade: 21.1% Tenant Credit Characteristics % of Total Annualized Rental Revenues (1) Includes any applicable subsidiaries of named tenants.

19Q3 2026RETURN TO TABLE OF CONTENTS Cumulative Cumulative % of Total % of Total % of Total % of Total Leased Leased Leased Annualized Annualized Annualized No. of Square Feet Square Feet Square Feet Rental Revenues Rental Revenues Rental Revenues Year Leases Expiring Expiring Expiring Expiring Expiring Expiring 2026 7 208 0.4% 0.4% $ 1,903 0.4% 0.4% 2027 39 4,383 7.5% 7.9% 28,752 6.2% 6.6% 2028 47 5,176 8.8% 16.7% 41,297 8.9% 15.5% 2029 38 7,033 12.0% 28.7% 46,024 9.9% 25.4% 2030 33 5,449 9.3% 38.0% 41,168 8.8% 34.2% Thereafter 223 36,368 62.0% 100.0% 306,187 65.8% 100.0% Total 387 58,617 100.0% $ 465,331 100.0% Weighted average remaining lease term (years) 8.6 8.1 Portfolio Lease Expiration and Reset Schedules (dollars and sq. ft. in thousands) As of September 30, 2026 Scheduled Rent Resets at Hawaii Properties: 2026 2027 2028 2029 2030 Thereafter Total Reset square feet 154 86 — 1,859 594 582 3,275 Percent (1) 0.9% 0.5% —% 11.2% 3.6% 3.5% Annualized rental revenues $1,659 $815 $— $8,405 $5,904 $5,701 $22,484 Percent (1) 1.2% 0.6% —% 6.3% 4.4% 4.3% (1) Percentages are based on leased square feet and annualized rental revenues at Hawaii properties only. Rock Hill, SC 945,023 Square Feet ILPT Ownership: 100%

INDUSTRIAL LOGISTICS PROPERTIES TRUST

Portfolio Lease Expiration Schedule - Detail by Portfolio

As of September 30, 2026
(dollars and sq. ft. in thousands)

Year	Number of Leases	Leased Square Feet Expiring	% of Total Leased Square Feet Expiring	Cumulative % of Total Leased Square Feet Expiring	Annualized Revenues Expiring	% of Total Annualized Revenues Expiring	Cumulative % of Total Annualized Revenues Expiring
2026	**7**	**208**	**0.4%**	**0.4%**	**$ 1,903**	**0.4%**	**0.4%**
Mainland Properties	–	–	–%	–%	–	–%	–%
Hawaii Properties	6	111	0.2%	0.2%	1,347	0.3%	0.3%
Mountain Industrial REIT LLC	1	97	0.2%	0.2%	556	0.1%	0.1%
2027	**39**	**4,383**	**7.5%**	**7.9%**	**$ 28,752**	**6.2%**	**6.6%**
Mainland Properties	6	1,939	3.3%	3.3%	9,815	2.1%	2.1%
Hawaii Properties	23	641	1.1%	1.3%	6,996	1.5%	1.8%
Mountain Industrial REIT LLC	10	1,803	3.1%	3.3%	11,941	2.6%	2.7%
2028	**47**	**5,176**	**8.8%**	**16.7%**	**$ 41,297**	**8.9%**	**15.5%**
Mainland Properties	11	1,654	2.8%	6.1%	13,059	2.8%	4.9%
Hawaii Properties	29	1,189	2.0%	3.3%	10,956	2.4%	4.2%
Mountain Industrial REIT LLC	7	2,333	4.0%	7.3%	17,282	3.7%	6.4%
2029	**38**	**7,033**	**12.0%**	**28.7%**	**$ 46,024**	**9.9%**	**25.4%**
Mainland Properties	18	3,786	6.4%	12.5%	28,337	6.1%	11.0%
Hawaii Properties	9	1,220	2.1%	5.4%	4,377	0.9%	5.1%
Mountain Industrial REIT LLC	11	2,027	3.5%	10.8%	13,310	2.9%	9.3%
2030	**33**	**5,449**	**9.3%**	**38.0%**	**$ 41,168**	**8.8%**	**34.2%**
Mainland Properties	7	1,757	3.0%	15.5%	14,221	3.0%	14.0%
Hawaii Properties	14	543	0.9%	6.3%	4,473	1.0%	6.1%
Mountain Industrial REIT LLC	12	3,149	5.4%	16.2%	22,474	4.8%	14.1%
Thereafter	**223**	**36,368**	**62.0%**	**100.0%**	**$ 306,187**	**65.8%**	**100.0%**
Mainland Properties	37	11,889	20.3%	35.8%	95,261	20.4%	34.4%
Hawaii Properties	147	12,910	22.0%	28.3%	105,029	22.6%	28.7%
Mountain Industrial REIT LLC	39	11,569	19.7%	35.9%	105,897	22.8%	36.9%



Burlington, NJ
633,836 Square Feet
ILPT Ownership: 100%

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Q3 2026 20

Key Financial Data by Investment Portfolio

INDUSTRIAL LOGISTICS PROPERTIES TRUST

(dollars and sq. ft. in thousands, except per sq. ft. data)

	As of and for the Three Months Ended September 30, 2026					
	ILPT Wholly Owned Properties			Mountain Industrial REIT LLC [1]	Other [2]	ILPT Consolidated
	Mainland	Hawaii	Total			
Ownership %	100%	100%	100%	61%		
Properties	88	226	314	94	1	409
Rentable square feet	21,838	16,729	38,567	20,978	64	59,609
Occupancy %	96.0%	99.3%	97.4%	100.0%	100.0%	98.3%
Selected Balance Sheet Data:						
Total gross assets	$ 1,780,842	$ 747,416	$ 2,528,258	$ 3,036,872	$ 263,871	$ 5,829,001
Total debt (principal)	$ 1,652,886	$ 857,114	$ 2,510,000	$ 1,711,000	$ –	$ 4,221,000
Selected Income Statement Data:						
Rental income	$ 40,213	$ 32,340	$ 72,553	$ 43,941	$ 311	$ 116,805
Net (loss) income	$ (9,202)	$ 11,237	$ 2,035	$ (19,596)	$ (20,279)	$ (37,840)
Net (loss) income attributable to common shareholders	$ (9,202)	$ 11,237	$ 2,035	$ (11,954)	$ (20,295)	$ (30,214)
NOI	$ 32,462	$ 24,235	$ 56,697	$ 35,108	$ 188	$ 91,993
Cash Basis NOI	$ 30,544	$ 21,989	$ 52,533	$ 33,780	$ 186	$ 86,499
Adjusted EBITDAre	$ 29,374	$ 22,937	$ 52,311	$ 31,483	$ 3,225	$ 87,019
Normalized FFO attributable to common shareholders	$ 5,065	$ 12,108	$ 17,173	$ 3,310	$ 796	$ 21,279
CAD attributable to common shareholders	$ (840)	$ 8,776	$ 7,936	$ 2,164	$ 987	$ 11,087
Key Ratios:						
Annualized Cash Basis NOI / total gross assets	6.9%	11.8%	8.3%	4.4%		5.9%
Net debt / annualized Adjusted EBITDAre	14.1x	9.3x	12.0x	13.2x		11.6x
Select Quarterly Leasing Activity:						
Leasing Activity (sq. ft.):	288	255	543	102	–	645
% Change in GAAP Rent (weighted average by sq. ft.):	200.6%	281.4%	210.0%	8.1%	–%	162.7%
Weighted average lease term by sq. ft. (years):	16.2	26.0	20.8	3.2	–	18.0

(1) With the exception of measures attributable to common shareholders, amounts shown reflect 100% ownership interest of this joint venture, not ILPT's proportionate share thereof. Amounts presented are derived from GAAP information and may not be comparable to amounts reflected in this joint venture's standalone financial information.

(2) Other includes data for: 100% ownership interest of one consolidated mainland property containing approximately 64 rentable square feet located in New Jersey in which ILPT has an approximate 67% ownership interest attributable to common shareholders, not ILPT's proportionate share thereof; any corporate assets and liabilities including ILPT's equity investment in its unconsolidated joint venture; any incentive management fees accrued during the period; and adjustments to remove the noncontrolling interest of Mountain JV from the balance sheet and income statement data.


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Q3 2026 21

22Q3 2026RETURN TO TABLE OF CONTENTS Joint Ventures 61% Mountain Industrial REIT LLC Joint Venture Ownership (Consolidated) 22% The Industrial Fund REIT LLC Joint Venture Ownership (Unconsolidated) In This Section: Consolidated Joint Venture - Mountain Industrial REIT LLC 23 - 26 Unconsolidated Joint Venture - The Industrial Fund REIT LLC 27

23Q3 2026RETURN TO TABLE OF CONTENTS GA: 13.8% TX: 9.9% OH: 9.5% IN: 8.4% NC: 5.5% FL: 4.7%IL: 4.6% MI: 4.5% MS: 4.1% NJ: 3.7% KS: 3.4% 16 Other States: 27.9% Consolidated Joint Venture - Mountain Industrial REIT LLC (dollars in thousands) % of Total Annualized Rental Revenues Expiring (2) 0.3% 7.0% 10.1% 7.8% 13.1% 61.7% % of Total Square Footage Expiring (2) 0.5% 8.6% 11.1% 9.7% 15.0% 55.1% A nn ua liz ed R en ta l R ev en ue s Ex p ir in g Annualized Rental Revenues Expiring Square Feet Expiring 2026 2027 2028 2029 2030 Thereafter $— $10,000 $20,000 $30,000 $40,000 $50,000 $60,000 $70,000 $80,000 $90,000 $100,000 $110,000 — 5,000 10,000 15,000 Lease Expiration Schedule As of September 30, 2026 % of Annualized Rental Top 10 Tenants (1) Revenues (2) 1 FedEx Corporation 53.6% 2 Amazon.com Services LLC 7.3% 3 Berkshire Hathaway Inc. 4.1% 4 Home Depot U.S.A., Inc. 3.8% 5 Techtronic Industries Company Limited 2.7% 6 Ulta Beauty, Inc. 2.4% 7 Autoneum Holding AG 2.3% 8 Altec, Inc. 1.6% 9 DSV Solutions Holding A/S 1.5% 10 Suntory Global Spirits Inc. 1.3% Total 80.6% Geographic Diversification (2) (1) Includes any applicable subsidiaries of named tenants. (2) Based on the aggregate annualized rental revenues of ILPT's consolidated joint venture as of September 30, 2026. Sq ua re F ee t E xp ir in g

INDUSTRIAL LOGISTICS
PROPERTIES TRUST

Consolidated Joint Venture - Mountain Industrial REIT LLC (1)

As of September 30, 2026

(dollars and sq. ft. in thousands)

Joint Venture	ILPT Ownership	Presentation	Number of Properties	Number of States	Rentable Square Feet	Occupancy
Mountain Industrial REIT LLC	61%	Consolidated	94	27	20,978	100.0%

	Consolidated Balance Sheets of the Consolidated Joint Venture	
	September 30, 2026	December 31, 2025
ASSETS		
Real estate properties	$ 2,852,242	$ 2,850,170
Accumulated depreciation	(361,187)	(301,806)
Total real estate properties, net	2,491,055	2,548,364
Acquired real estate leases, net	98,541	113,848
Cash, cash equivalents and restricted cash	46,858	85,735
Rents receivable	27,881	25,801
Other assets, net	11,350	9,023
Total assets	$ 2,675,685	$ 2,782,771
LIABILITIES		
Mortgage notes payable, net (2)	$ 1,692,694	$ 1,703,365
Other liabilities	42,338	34,121
Total liabilities	$ 1,735,032	$ 1,737,486
Noncontrolling interest (39%)	$ 366,855	$ 407,661


Greenwood, IN
615,284 Square Feet
ILPT Ownership: 61%

(1) Amounts shown on this page reflect 100% ownership interest of this joint venture, not ILPT's proportionate share thereof unless otherwise stated.

(2) ILPT's proportionate share of the principal amount of debt based on its ownership percentage of Mountain JV as of September 30, 2026 was $1,043,710. None of the debt is recourse to ILPT, subject to certain limitations.

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Q3 2026 24

INDUSTRIAL LOGISTICS PROPERTIES TRUST

Consolidated Joint Venture - Mountain Industrial REIT LLC

(dollars in thousands)

	Operating Information of the Consolidated Joint Venture (100%)				Pro-Rata Operating Information of the Consolidated Joint Venture (ILPT Share) [1]			
	Three Months Ended September 30,		Nine Months Ended September 30,		Three Months Ended September 30,		Nine Months Ended September 30,	
	2026	2025	2026	2025	2026	2025	2026	2025
Rental income	$ 43,941	$ 42,126	$ 131,816	$ 126,454	$ 26,804	$ 25,697	$ 80,408	$ 77,137
Real estate taxes	5,725	5,085	17,783	15,643	3,492	3,102	10,848	9,542
Other operating expenses	3,108	2,940	9,371	9,175	1,896	1,793	5,716	5,596
Depreciation and amortization	25,023	25,499	75,625	76,664	15,264	15,554	46,131	46,765
General and administrative	3,974	4,002	12,374	12,161	2,424	2,441	7,548	7,418
Total expenses	37,830	37,526	115,153	113,643	23,076	22,890	70,243	69,321
Interest and other income	349	920	3,511	2,707	213	561	2,142	1,651
Interest expense	(26,037)	(28,260)	(79,687)	(86,268)	(15,883)	(17,239)	(48,609)	(52,624)
Loss on extinguishment of debt	–	–	(3,830)	–	–	–	(2,336)	–
Loss before income taxes	(19,577)	(22,740)	(63,343)	(70,750)	(11,942)	(13,871)	(38,638)	(43,157)
Income tax expense	(19)	(24)	(160)	(62)	(12)	(15)	(98)	(38)
Net loss	$ (19,596)	$ (22,764)	$ (63,503)	$ (70,812)	$ (11,954)	$ (13,886)	$ (38,736)	$ (43,195)
Net loss	$ (19,596)	$ (22,764)	$ (63,503)	$ (70,812)	$ (11,954)	$ (13,886)	$ (38,736)	$ (43,195)
Plus: depreciation and amortization	25,023	25,499	75,625	76,664	15,264	15,554	46,131	46,765
FFO	5,427	2,735	12,122	5,852	3,310	1,668	7,395	3,570
Plus: loss on early extinguishment of debt	–	–	3,830	–	–	–	2,336	–
Normalized FFO	**$ 5,427**	**$ 2,735**	**$ 15,952**	**$ 5,852**	**$ 3,310**	**$ 1,668**	**$ 9,731**	**$ 3,570**

(1) See page 35 for more information regarding Pro-Rata Operating Information of Consolidated Joint Venture.


Holland

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Q3 2026 25

Consolidated Joint Venture - Mountain Industrial REIT LLC

(dollars in thousands)

	Operating Information of the Consolidated Joint Venture (100%)				Pro-Rata Operating Information of the Consolidated Joint Venture (ILPT Share) (1)			
	Three Months Ended September 30,		Nine Months Ended September 30,		Three Months Ended September 30,		Nine Months Ended September 30,	
	2026	2025	2026	2025	2026	2025	2026	2025
Normalized FFO	$ 5,427	$ 2,735	$ 15,952	$ 5,852	$ 3,310	$ 1,668	$ 9,731	$ 3,570
Plus: non-cash interest expense	987	3,849	5,373	13,758	602	2,348	3,278	8,392
Minus: non-cash revenues	(1,328)	(811)	(3,469)	(2,639)	(810)	(495)	(2,116)	(1,610)
Minus: capital expenditures	(1,538)	(4,656)	(6,782)	(7,330)	(938)	(2,840)	(4,137)	(4,472)
Minus: principal amortization	–	(4,720)	(8,037)	(14,030)	–	(2,879)	(4,902)	(8,558)
CAD	**$ 3,548**	**$ (3,603)**	**$ 3,037**	**$ (4,389)**	**$ 2,164**	**$ (2,198)**	**$ 1,854**	**$ (2,678)**
Net loss	$ (19,596)	$ (22,764)	$ (63,503)	$ (70,812)	$ (11,954)	$ (13,886)	$ (38,736)	$ (43,195)
Plus: interest expense	26,037	28,260	79,687	86,268	15,883	17,239	48,609	52,624
Plus: income tax expense	19	24	160	62	12	15	98	38
Plus: depreciation and amortization	25,023	25,499	75,625	76,664	15,264	15,554	46,131	46,765
EBITDA and EBITDAre	$ 31,483	$ 31,019	$ 91,969	$ 92,182	$ 19,205	$ 18,922	$ 56,102	$ 56,232
Plus: loss on extinguishment of debt	–	–	3,830	–	–	–	2,336	–
Adjusted EBITDAre	**$ 31,483**	**$ 31,019**	**$ 95,799**	**$ 92,182**	**$ 19,205**	**$ 18,922**	**$ 58,438**	**$ 56,232**
Distributions paid to partners	$ 4,500	$ –	$ 42,500	$ –	$ 2,745	$ –	$ 25,925	$ –

(1) See page 35 for more information regarding Pro-Rata Operating Information of Consolidated Joint Venture.



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Q3 2026 26

Unconsolidated Joint Venture - The Industrial Fund REIT LLC (1)

As of September 30, 2026

(dollars and sq. ft. in thousands)

Joint Venture	ILPT Ownership	Number of Properties	Number of States	Rentable Square Feet	Occupancy	ILPT Investment in Joint Venture
The Industrial Fund REIT LLC	22%	18	12	11,726	99.5%	$ 115,758

	Three Months Ended September 30, 2026	Three Months Ended September 30, 2025	Nine Months Ended September 30, 2026	Nine Months Ended September 30, 2025
Rental income	$ 20,511	$ 19,163	$ 62,623	$ 57,471
Real estate taxes	2,847	2,819	8,580	8,437
Other operating expenses	1,697	1,748	6,933	6,684
Depreciation and amortization	7,367	7,542	22,327	23,041
General and administrative	964	1,055	3,208	3,037
Total expenses	12,875	13,164	41,048	41,199
Interest income	179	210	547	525
Interest expense	(6,141)	(6,367)	(18,241)	(18,904)
Income (loss) before income taxes	1,674	(158)	3,881	(2,107)
Income tax expense	(5)	(5)	(9)	(11)
Net income (loss)	$ 1,669	$ (163)	$ 3,872	$ (2,118)
Distributions received (2)	$ 1,188	$ 990	$ 3,564	$ 2,970

Type	Secured by	Interest Rate	Maturity Date	Principal Balance
Fixed rate - interest only	One mainland property	6.96%	11/01/2028	$ 65,000
Floating rate - interest only (3)	Six mainland properties	5.30%	10/01/2027	123,700
Fixed rate - interest only	11 mainland properties	3.33%	11/07/2029	350,000
Weighted average / total		4.22%		$ 538,700



Union, OH
1,791,246 Square Feet
ILPT Ownership: 22%

(1) Amounts shown on this page reflect 100% ownership interest of this joint venture, not ILPT's proportionate share thereof unless otherwise stated.

(2) Represents ILPT's distributions received from this joint venture.

(3) This loan requires that interest be paid at an annual rate of SOFR plus a premium of 1.80%. In September 2026, The Industrial Fund REIT LLC purchased an interest rate cap with a 3.50% strike rate through October 2027. Interest rate reflects the impact of such interest rate cap.



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Q3 2026 27

28Q3 2026RETURN TO TABLE OF CONTENTS Appendix In This Section: Calculation and Reconciliation of Non-GAAP Financial Measures 29 - 32 Company Profile, Research Coverage and Governance Information 33 Non-GAAP Financial Measures, Certain Definitions and Warning Concerning Forward-Looking Statements 34 - 37

Calculation and Reconciliation of Non-GAAP Financial Measures

INDUSTRIAL LOGISTICS PROPERTIES TRUST

(dollars in thousands)

	For the Three Months Ended					For the Nine Months Ended	
	9/30/2026	6/30/2026	3/31/2026	12/31/2025	9/30/2025	9/30/2026	9/30/2025
Calculation of NOI and Cash Basis NOI:							
Rental income	$ 116,805	$ 114,123	$ 116,419	$ 113,910	$ 110,936	$ 347,347	$ 334,938
Real estate taxes	(16,258)	(16,908)	(16,014)	(16,658)	(15,205)	(49,180)	(45,021)
Other operating expenses	(8,554)	(8,619)	(10,098)	(9,148)	(8,781)	(27,271)	(27,908)
NOI	**91,993**	**88,596**	**90,307**	**88,104**	**86,950**	**270,896**	**262,009**
Non-cash revenues	(5,494)	(2,885)	(2,997)	(2,457)	(2,201)	(11,376)	(8,808)
Cash Basis NOI	**$ 86,499**	**$ 85,711**	**$ 87,310**	**$ 85,647**	**$ 84,749**	**$ 259,520**	**$ 253,201**
Reconciliation of net loss to NOI and Cash Basis NOI:							
Net loss	$ (37,840)	$ (23,088)	$ (17,859)	$ (10,574)	$ (30,431)	$ (78,787)	$ (91,994)
Equity in losses (earnings) of unconsolidated joint venture	19,004	(2,702)	(2,871)	(14,643)	(2,236)	13,431	(5,338)
Income tax expense	9	59	114	15	31	182	89
Loss before income taxes and equity in (losses) earnings of unconsolidated joint venture	(18,827)	(25,731)	(20,616)	(25,202)	(32,636)	(65,174)	(97,243)
Loss on extinguishment of debt	–	3,830	–	–	–	3,830	5,070
Loss on sale of real estate	–	–	–	1,376	–	–	–
Interest expense	61,175	61,112	61,702	63,362	63,470	183,989	201,197
Interest and other income [1]	(1,364)	(3,379)	(1,044)	(1,139)	(1,585)	(5,787)	(5,577)
Loss on impairment of real estate	–	–	–	–	6,081	–	6,081
General and administrative	10,703	11,998	9,464	8,475	10,586	32,165	28,486
Depreciation and amortization	40,306	40,766	40,801	41,232	41,034	121,873	123,995
NOI	**91,993**	**88,596**	**90,307**	**88,104**	**86,950**	**270,896**	**262,009**
Non-cash revenues	(5,494)	(2,885)	(2,997)	(2,457)	(2,201)	(11,376)	(8,808)
Cash Basis NOI	**$ 86,499**	**$ 85,711**	**$ 87,310**	**$ 85,647**	**$ 84,749**	**$ 259,520**	**$ 253,201**

(1) Interest and other income for the three months ended June 30, 2026 includes $1,881 due to the discontinuation of hedge accounting in connection with Mountain JV's May 2026 refinancing.

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Q3 2026 29

30Q3 2026RETURN TO TABLE OF CONTENTS (dollars in thousands) For the Three Months Ended 9/30/2026 6/30/2026 3/31/2026 12/31/2025 9/30/2025 Reconciliation of NOI to Same Property NOI: Rental income $ 116,805 $ 114,123 $ 116,419 $ 113,910 $ 110,936 Real estate taxes (16,258) (16,908) (16,014) (16,658) (15,205) Other operating expenses (8,554) (8,619) (10,098) (9,148) (8,781) NOI 91,993 88,596 90,307 88,104 86,950 Less: NOI of properties not included in same property results — 7 42 85 121 Same property NOI $ 91,993 $ 88,603 $ 90,349 $ 88,189 $ 87,071 Reconciliation of Same Property Cash Basis NOI: NOI $ 91,993 $ 88,596 $ 90,307 $ 88,104 $ 86,950 Non-cash revenues (5,494) (2,885) (2,997) (2,457) (2,201) Cash Basis NOI 86,499 85,711 87,310 85,647 84,749 Less: Cash Basis NOI of properties not included in same property results — 7 42 85 121 Same property Cash Basis NOI $ 86,499 $ 85,718 $ 87,352 $ 85,732 $ 84,870 Gardner, KS 645,462 Square Feet ILPT Ownership: 100% Calculation and Reconciliation of Non-GAAP Financial Measures

Calculation and Reconciliation of Non-GAAP Financial Measures

INDUSTRIAL LOGISTICS PROPERTIES TRUST

(dollars in thousands)

	For the Three Months Ended					For the Nine Months Ended	
	9/30/2026	6/30/2026	3/31/2026	12/31/2025	9/30/2025	9/30/2026	9/30/2025
Net loss	$ (37,840)	$ (23,088)	$ (17,859)	$ (10,574)	$ (30,431)	$ (78,787)	$ (91,994)
Plus: interest expense	61,175	61,112	61,702	63,362	63,470	183,989	201,197
Plus: income tax expense	9	59	114	15	31	182	89
Plus: depreciation and amortization	40,306	40,766	40,801	41,232	41,034	121,873	123,995
EBITDA	63,650	78,849	84,758	94,035	74,104	227,257	233,287
Loss on impairment of real estate	–	–	–	–	6,081	–	6,081
Loss on sale of real estate	–	–	–	1,376	–	–	–
Equity in losses (earnings) of unconsolidated joint venture	19,004	(2,702)	(2,871)	(14,643)	(2,236)	13,431	(5,338)
Share of EBITDAre from unconsolidated joint venture	3,340	3,264	3,175	3,067	3,025	9,779	8,764
EBITDAre	85,994	79,411	85,062	83,835	80,974	250,467	242,794
General and administrative expense paid in common shares	1,025	1,367	365	261	674	2,757	1,798
Loss on extinguishment of debt	–	3,830	–	–	–	3,830	5,070
Adjusted EBITDAre [(1)]	**$ 87,019**	**$ 84,608**	**$ 85,427**	**$ 84,096**	**$ 81,648**	**$ 257,054**	**$ 249,662**
Net loss attributable to common shareholders	$ (30,214)	$ (14,463)	$ (9,427)	$ (1,780)	$ (21,565)	$ (54,104)	$ (64,407)
Equity in losses (earnings) of unconsolidated joint venture	19,004	(2,702)	(2,871)	(14,643)	(2,236)	13,431	(5,338)
Loss on impairment of real estate	–	–	–	–	6,081	–	6,081
Loss on sale of real estate	–	–	–	1,376	–	–	–
Depreciation and amortization	40,306	40,766	40,801	41,232	41,034	121,873	123,995
Share of FFO from unconsolidated joint venture	1,988	1,926	1,849	1,711	1,623	5,763	4,603
FFO adjustments attributable to noncontrolling interests	(9,805)	(9,890)	(9,936)	(9,981)	(9,990)	(29,631)	(30,037)
FFO attributable to common shareholders	21,279	15,637	20,416	17,915	14,947	57,332	34,897
Loss on extinguishment of debt	–	3,830	–	–	–	3,830	5,070
Normalized FFO adjustments attributable to noncontrolling interest	–	(1,494)	–	–	–	(1,494)	–
Normalized FFO attributable to common shareholders [(1)]	**$ 21,279**	**$ 17,973**	**$ 20,416**	**$ 17,915**	**$ 14,947**	**$ 59,668**	**$ 39,967**

(1) Beginning with the third quarter of 2026, ILPT revised its calculations of Adjusted EBITDAre and Normalized FFO attributable to common shareholders to include incentive management fees recognized under GAAP, if any. Prior periods presented have been recast to conform to the current presentation. Adjusted EBITDAre and Normalized FFO attributable to common shareholders include incentive management fees of $1,885 for the three months ended September 30, 2026, $2,834 for the three months ended June 30, 2026, $1,567 for the three months ended March 31, 2026, $963 for the three months ended December 31, 2025, $2,438 for the three months ended September 30, 2025, $6,286 for the nine months ended September 30, 2026 and $4,716 for the nine months ended September 30, 2025.



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Q3 2026 31

Calculation and Reconciliation of Non-GAAP Financial Measures

(amounts in thousands, except per share data)

	For the Three Months Ended					For the Nine Months Ended	
	9/30/2026	6/30/2026	3/31/2026	12/31/2025	9/30/2025	9/30/2026	9/30/2025
Normalized FFO attributable to common shareholders	$ 21,279	$ 17,973	$ 20,416	$ 17,915	$ 14,947	$ 59,668	$ 39,967
Plus (minus): Non-cash interest expense	2,095	2,181	4,417	4,964	5,028	8,693	23,246
Non-cash revenues	(5,494)	(2,885)	(2,997)	(2,457)	(2,201)	(11,376)	(8,808)
General and administrative expense paid in common shares	1,025	1,367	365	261	674	2,757	1,798
Recurring capital expenditures	(7,768)	(14,234)	(2,518)	(7,080)	(6,737)	(24,520)	(15,847)
Principal amortization	–	(3,230)	(4,807)	(4,763)	(4,720)	(8,037)	(14,030)
Share of Normalized FFO from unconsolidated joint venture	(1,988)	(1,926)	(1,849)	(1,711)	(1,623)	(5,763)	(4,603)
Distributions from unconsolidated joint venture	1,188	1,188	1,188	990	990	3,564	2,970
CAD adjustments attributable to noncontrolling interests	750	3,286	1,027	950	2,477	5,063	3,997
CAD attributable to common shareholders [(1)]	**$ 11,087**	**$ 3,720**	**$ 15,242**	**$ 9,069**	**$ 8,835**	**$ 30,049**	**$ 28,690**
Weighted average common shares outstanding (basic and diluted)	66,338	66,224	66,178	66,171	66,089	66,247	65,951
Per Common Share Data (basic and diluted):							
Net loss attributable to common shareholders	$ (0.46)	$ (0.22)	$ (0.14)	$ (0.03)	$ (0.33)	$ (0.82)	$ (0.98)
FFO attributable to common shareholders	$ 0.32	$ 0.24	$ 0.31	$ 0.27	$ 0.23	$ 0.87	$ 0.53
Normalized FFO attributable to common shareholders [(2)]	$ 0.32	$ 0.27	$ 0.31	$ 0.27	$ 0.23	$ 0.90	$ 0.61
CAD attributable to common shareholders [(2)]	$ 0.17	$ 0.06	$ 0.23	$ 0.14	$ 0.13	$ 0.45	$ 0.44

(1) Beginning with the third quarter of 2026, ILPT revised its calculation of CAD attributable to common shareholders to include estimated incentive management fees recognized under GAAP. Prior periods presented have been adjusted to conform to the current presentation and as a result CAD for the three months ended March 31, 2026 does not include a deduction for the January 2026 incentive management fee payment to RMR. CAD attributable to common shareholders includes incentive management fees of $1,885 for the three months ended September 30, 2026, $2,834 for the three months ended June 30, 2026, $1,567 for the three months ended March 31, 2026, $963 for the three months ended December 31, 2025, $2,438 for the three months ended September 30, 2025, $6,286 for the nine months ended September 30, 2026 and $4,716 for the nine months ended September 30, 2025.

(2) The impact of estimated incentive management fees accrued on Normalized FFO attributable to common shareholders and CAD attributable to common shareholders per share was $0.03 for the three months ended September 30, 2026, $0.04 for the three months ended June 30, 2026, $0.02 for the three months ended March 31, 2026, $0.01 for the three months ended December 31, 2025, $0.04 for the three months ended September 30, 2025, $0.09 for the nine months ended September 30, 2026 and $0.07 for the nine months ended September 30, 2025.


Holland

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Q3 2026 32

Company Profile, Research Coverage and Governance Information

INDUSTRIAL LOGISTICS PROPERTIES TRUST

Officers

Yael Duffy
President and Chief Executive Officer

Anthony Paula
Chief Financial Officer and Treasurer

Marc Krohn
Vice President

Management:

ILPT is managed by The RMR Group (Nasdaq: RMR). RMR is a leading U.S. alternative asset management company, unique for its focus on commercial real estate (CRE) and related businesses. As of September 30, 2026, RMR had approximately $37 billion in assets under management and 40 years of institutional experience in buying, selling, financing and operating CRE. ILPT believes that being managed by RMR is a competitive advantage for ILPT because of RMR's depth of management and experience in the real estate industry. ILPT also believes RMR provides management services to it at a lower cost than it would have to pay for similar quality services if it were self managed.

Board of Trustees

Yael Duffy
Managing Trustee

Bruce M. Gans
Lead Independent Trustee

Lisa Harris Jones
Independent Trustee

Joseph L. Morea
Independent Trustee

Kevin C. Phelan
Independent Trustee

Elena B. Poptodorova
Independent Trustee

Adam D. Portnoy
Chair of the Board and Managing Trustee

June S. Youngs
Independent Trustee

Equity Research Coverage

B. Riley Securities, Inc.
John Massocca
jmassocca@brileysecurities.com
(646) 885-5424

Citizens
Mitchell Germain
mgermain@jmpsecurities.com
(212) 906-3537

Freedom Finance Global PLC
Zhiger Kurmet
zhiger.kurmet@fbroker.kz
(708) 297-6150

Lucid Capital Markets
Craig Kucera
ckucera@lucidcm.com
(917) 890-4412

ILPT is followed by the analysts listed on this page. Please note that any opinions, estimates or forecasts regarding ILPT's performance made by these analysts do not represent opinions, forecasts or predictions of ILPT or its management. ILPT does not by its reference above imply its endorsement of or concurrence with any information, conclusions or recommendations provided by any of these analysts.

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Q3 2026 33

34Q3 2026RETURN TO TABLE OF CONTENTS Unless otherwise noted, all data presented in this presentation excludes the properties owned by an unconsolidated joint venture in which ILPT owns a 22% equity interest. See page 27 for information regarding this joint venture and related mortgage notes. Non-GAAP Financial Measures: ILPT presents certain “non-GAAP financial measures” within the meaning of the applicable rules of the Securities and Exchange Commission, or the SEC, including net operating income, or NOI, Cash Basis NOI, same property NOI, same property Cash Basis NOI, earnings before interest, income tax, depreciation and amortization, or EBITDA, EBITDA for real estate, or EBITDAre, Adjusted EBITDAre, funds from operations, or FFO, attributable to common shareholders, normalized funds from operations, or Normalized FFO, attributable to common shareholders and cash available for distribution, or CAD, attributable to common shareholders. These measures do not represent cash generated by operating activities in accordance with GAAP and should not be considered as alternatives to net loss or net loss attributable to common shareholders, as indicators of ILPT's operating performance or as measures of its liquidity. These measures should be considered in conjunction with net loss and net loss attributable to common shareholders as presented in ILPT's condensed consolidated statements of income (loss). ILPT considers these non-GAAP measures to be appropriate supplemental measures of operating performance for a REIT, along with net loss and net loss attributable to common shareholders. ILPT believes these measures provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation and amortization expense, they may facilitate a comparison of its operating performance between periods and with other REITs and, in the case of NOI, Cash Basis NOI, same property NOI, and same property Cash Basis NOI, reflecting only those income and expense items that are generated and incurred at the property level may help both investors and management to understand the operations of ILPT's properties. NOI and Cash Basis NOI: ILPT calculates NOI and Cash Basis NOI as shown on page 29 and same property NOI and same property Cash Basis NOI as shown on page 30. ILPT defines NOI as income from its rental of real estate less its property operating expenses. ILPT defines Cash Basis NOI as NOI excluding non-cash revenues and lease termination fees, if any. The calculations of NOI and Cash Basis NOI exclude certain components of net loss in order to provide results that are more closely related to ILPT's property level results of operations. NOI excludes depreciation and amortization. ILPT uses NOI and Cash Basis NOI to evaluate individual and company-wide property level performance. ILPT calculates same property NOI and same property Cash Basis NOI in the same manner that it calculates the corresponding NOI and Cash Basis NOI amounts, except that ILPT only includes same properties in calculating same property NOI and same property Cash Basis NOI. Other real estate companies and REITs may calculate NOI and Cash Basis NOI differently than ILPT does. FFO Attributable to Common Shareholders and Normalized FFO Attributable to Common Shareholders: ILPT calculates FFO attributable to common shareholders and Normalized FFO attributable to common shareholders as shown on page 31. FFO attributable to common shareholders is calculated on the basis defined by The National Association of Real Estate Investment Trusts, or Nareit, which is: (1) net loss attributable to common shareholders calculated in accordance with GAAP, excluding (i) any recovery or loss on impairment of real estate, (ii) any gain or loss on sale of real estate and (iii) equity in earnings or losses of unconsolidated joint venture; (2) plus (i) real estate depreciation and amortization and (ii) ILPT's proportionate share of FFO from unconsolidated joint venture properties; (3) minus FFO adjustments attributable to noncontrolling interests; and (4) certain other adjustments currently not applicable to ILPT. In calculating Normalized FFO attributable to common shareholders, ILPT adjusts for certain nonrecurring items shown on page 31, including adjustments for such items related to the unconsolidated joint venture, if any, and loss on extinguishment of debt, if any. FFO attributable to common shareholders and Normalized FFO attributable to common shareholders are among the factors considered by ILPT's Board of Trustees when determining the amount of distributions to its shareholders. Other factors include, but are not limited to, requirements to maintain ILPT's qualification for taxation as a REIT, the then current and expected needs for and availability of cash to pay ILPT's obligations and fund ILPT's investments, limitations in ILPT's debt agreements, the availability to ILPT of debt and equity capital, its distribution rate as a percentage of the trading price of ILPT's common shares, or dividend yield, and ILPT's dividend yield compared to the dividend yields of other REITs and ILPT's expectation of future capital requirements and operating performance. Other real estate companies and REITs may calculate FFO attributable to common shareholders and Normalized FFO attributable to common shareholders differently than ILPT does. Cash Available for Distribution: ILPT calculates CAD as shown on page 32. ILPT defines CAD as Normalized FFO minus ILPT's proportionate share of Normalized FFO from unconsolidated joint venture properties, plus operating cash flow distributions received from ILPT's unconsolidated joint venture, recurring real estate related capital expenditures, adjustments for other non-cash and nonrecurring items, certain amounts excluded from Normalized FFO but settled in cash, excluding CAD adjustments attributable to noncontrolling interests, equity based compensation and principal amortization as well as certain other adjustments currently not applicable to ILPT. CAD is among the factors considered by ILPT's Board of Trustees when determining the amount of distributions to ILPT's shareholders. Other real estate companies and REITs may calculate CAD differently than ILPT does. Non-GAAP Financial Measures and Certain Definitions

Non-GAAP Financial Measures and Certain Definitions (Continued)

INDUSTRIAL LOGISTICS PROPERTIES TRUST

EBITDA, EBITDA*re* and Adjusted EBITDA*re*:

ILPT calculates EBITDA, EBITDA*re* and Adjusted EBITDA*re* as shown on page 31. EBITDA*re* is calculated on the basis defined by Nareit, which is EBITDA, including ILPT's proportionate share of EBITDA*re* from unconsolidated joint venture properties, and excluding any gain or loss on the sale of real estate, equity in earnings or losses of unconsolidated joint venture, recovery or loss on impairment of real estate, as well as certain other adjustments currently not applicable to ILPT. In calculating Adjusted EBITDA*re*, ILPT adjusts for the items shown on page 31. Other real estate companies and REITs may calculate EBITDA, EBITDA*re* and Adjusted EBITDA*re* differently than ILPT does.

Pro-Rata Operating Information of Consolidated Joint Venture:

ILPT believes this financial presentation of its consolidated joint venture information provides useful information to investors by providing additional insight into the financial performance of its consolidated joint venture, in which ILPT owns a 61% equity interest. This information may not accurately depict the impact of these investments in accordance with GAAP. Pro-rata information should not be considered in isolation or as a substitute for ILPT's condensed consolidated financial statements in accordance with GAAP.

Certain Definitions:

Annualized Adjusted EBITDA*re* - Annualized Adjusted EBITDA*re* is Adjusted EBITDA*re* for the applicable quarter, excluding incentive management fees recognized during that quarter, multiplied by four, less estimated incentive management fees for the calendar year. Estimated incentive management fees for the calendar year are calculated by annualizing the incentive management fees recognized for the year to date period ended on the last day of the applicable quarter. Because incentive management fees, if any, are calculated annually and recognized based on estimates that may increase, decrease or reverse during the year, ILPT believes this calculation better reflects a full year of incentive management fees than multiplying a single quarter's accrual by four. Annualized Adjusted EBITDA*re* is used to calculate net debt / annualized Adjusted EBITDA*re*.

Annualized dividend yield - Annualized dividend yield is the annualized dividend paid during the applicable period divided by the closing price of ILPT's common shares at the end of the relevant period.

Annualized rental revenues - Annualized rental revenues is the annualized contractual base rents from ILPT's tenants pursuant to its lease agreements as of the measurement date, including straight line rent adjustments and estimated recurring expense reimbursements to be paid to ILPT, and excluding lease value amortization.

Building improvements - Building improvements generally include expenditures to replace obsolete building components and expenditures that extend the useful life of existing assets.

GAAP - GAAP refers to U.S. generally accepted accounting principles.

Gross book value of real estate assets - Gross book value of real estate assets is real estate assets at cost, plus certain acquisition related costs, if any, before depreciation and impairments, if any.

ILPT Wholly Owned Properties - ILPT Wholly Owned Properties refers to 314 properties that are wholly owned by ILPT, including 226 buildings, leasable land parcels and easements containing approximately 16.7 million rentable square feet that are primarily industrial lands located on the island of Oahu, Hawaii, or the Hawaii Portfolio, and 88 properties containing approximately 21.8 million rentable square feet located in 33 other states, or the Mainland Portfolio. Information included in this presentation with respect to the Mainland Portfolio and the Hawaii Portfolio includes certain allocations of interest expense on debts secured by properties in each portfolio and of general and administrative expense based upon the gross asset value of properties in each portfolio. ILPT believes the information presented for these portfolios is useful to investors to provide insight into the financial performance of these portfolios.

Incentive management fees - Incentive management fees are estimated and accrued during the applicable measurement period. Actual incentive management fees are calculated based on common share total return, as defined in ILPT's business management agreement, for the three year period ending December 31 of the applicable calendar year, are included in general and administrative expenses in ILPT's condensed consolidated statements of income (loss) and are payable to RMR in January of the following calendar year.

Leased square feet - Leased square feet is pursuant to existing leases as of September 30, 2026, and includes space being fitted out for occupancy, if any, and space which is leased but is not occupied, if any.

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Q3 2026 35

36Q3 2026RETURN TO TABLE OF CONTENTS Leasing costs - Leasing costs include leasing related costs, such as brokerage commissions and tenant inducements. Leasing costs and concession commitments - Leasing costs and concession commitments include commitments made for leasing expenditures and concessions, such as tenant improvements, leasing commissions, tenant reimbursements and free rent. Mountain JV - Mountain Industrial REIT LLC, or Mountain JV, owns 94 mainland properties containing approximately 21.0 million rentable square feet located in 27 states. ILPT owns a 61% equity interest in this joint venture. ILPT consolidates 100% of this joint venture in its financial statements in accordance with GAAP. Net debt - Net debt is the total outstanding principal of ILPT's debt less cash and cash equivalents and restricted cash and cash equivalents. Non-cash interest expense - Non-cash interest expense includes the amortization of debt discounts, premiums, issuance costs and interest rate caps. Non-cash revenues - Non-cash revenues include lease value amortization and straight line rent adjustments, if any. Percent change in GAAP rent - Percent change in GAAP rent is the percent change from prior rents charged for same space. Rents include estimated recurring expense reimbursements and exclude lease value amortization. Same space represents the same land area and building area (with leasing rates for vacant space based upon the most recent rental rate for the same space). Rentable square feet - Represents total square feet available for lease as of the measurement date. Square footage measurements are subject to changes when space is remeasured or reconfigured for new tenants. Rolling four quarter CAD - Represents CAD for the preceding twelve month period as of the respective quarter end date. Same property - For the three months ended September 30, 2026 and 2025, same property results include properties that ILPT owned continuously since July 1, 2025. For the nine months ended September 30, 2026 and 2025, same property results include properties that ILPT owned continuously since January 1, 2025. SOFR - SOFR is the secured overnight financing rate. Tenant improvements - Tenant improvements include capital expenditures used to improve tenants' space or amounts paid directly to tenants to improve their space. Total gross assets - Total gross assets is total assets plus accumulated depreciation. Total market capitalization - Total market capitalization is the total principal amount of debt plus the market value of ILPT's common shares at the end of the applicable period. WALT - WALT is the weighted average lease term in years. YoY - YoY refers to year over year comparison to the same period in the previous year. Non-GAAP Financial Measures and Certain Definitions (Continued)

37Q3 2026RETURN TO TABLE OF CONTENTS Warning Concerning Forward-Looking Statements This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws that are subject to risks and uncertainties. These statements may include words such as “believe”, “expect”, “anticipate”, “intend”, “plan”, “estimate”, “will”, “may” and negatives or derivatives of these or similar expressions. These forward-looking statements include, among others, statements about: ILPT’s portfolio and leasing momentum; ILPT's fourth quarter and full year 2026 guidance; ILPT's exposure to rising interest rates; ILPT's ability to continue growing its cash flow and create long term value for shareholders; ILPT's tenant retention, occupancy and demand for ILPT’s properties; stability of ILPT's cash flows; debt maturities; and ILPT’s capital expenditure plans and commitments. Forward-looking statements reflect ILPT’s current expectations, are based on judgments and assumptions, are inherently uncertain and are subject to risks, uncertainties and other factors, which could cause ILPT’s actual results, performance or achievements to differ materially from expected future results, performance or achievements expressed or implied in those forward-looking statements. Some of the risks, uncertainties and other factors that may cause its actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements include, but are not limited to, the following: whether ILPT's tenants will renew or extend their leases or whether ILPT will obtain replacement tenants on terms as favorable to it as the terms of its existing leases; ILPT's ability to successfully compete for tenancies, the likelihood that the rents it realizes will increase when ILPT renews or extends its leases, enters new leases, or its rents reset at ILPT’s properties located in Hawaii; ILPT’s ability to maintain high occupancy at its properties; ILPT’s ability to reduce its leverage, generate cash flow and take advantage of mark-to-market leasing opportunities; ILPT’s ability to pay interest on and principal of its debt; ILPT's expected capital expenditures and leasing costs; risks and uncertainties regarding any potential redevelopments and ILPT's ability to increase rents as a result of such redevelopments; ILPT’s ability to maintain sufficient liquidity; ILPT's ability to cost-effectively raise and balance its use of debt or equity capital; ILPT’s ability and the ability of its tenants to operate under unfavorable market and commercial real estate industry conditions, due to uncertainties surrounding interest rates and inflation, volatility in the public equity and debt markets, changing tariffs and trade policies and related uncertainty, supply chain disruptions, emerging technologies, geopolitical instability and tensions, pandemics, economic downturns or a possible recession, labor market conditions or changes in real estate utilization; demand for industrial and logistics properties; whether the industrial and logistics sector and the extent to which ILPT's tenants' businesses are critical to sustaining a resilient supply chain and that ILPT's business will benefit as a result; competition within the commercial real estate industry, particularly for industrial and logistics properties in those markets in which ILPT's properties are located; ILPT's tenant and geographic concentrations; ILPT’s tenants’ ability and willingness to pay their rent obligations to ILPT; the credit qualities of ILPT’s tenants; changes in the security of cash flows from ILPT’s properties; potential defaults of ILPT's leases by its tenants; ILPT’s ability to pay distributions to its shareholders and to increase or sustain the amount of such distributions; ILPT’s ability to sell additional equity interests in, or contribute additional properties to, its existing joint ventures, to enter into additional real estate joint ventures or to attract co-venturers and benefit from its existing joint ventures or any real estate joint ventures ILPT may enter into; ILPT's ability to sell properties at prices or returns it targets, and the timing of such sales; ILPT's ability to complete sales without delay, or at all, pursuant to existing agreement terms; risks and uncertainties regarding the development, redevelopment or repositioning of ILPT’s properties, including as a result of inflation, cost overruns, tariffs, supply chain challenges, labor market conditions, construction delays or ILPT's inability to obtain necessary permits, ILPT’s ability to lease space at these properties at targeted returns and volatility in the commercial real estate markets; ILPT’s ability to prudently pursue, and successfully and profitably complete, expansion and renovation projects at its properties and to realize its expected returns on those projects; the ability of ILPT’s manager, RMR, to successfully manage it; changes in environmental laws or in their interpretations or enforcement as a result of climate change or otherwise, or ILPT’s incurring environmental remediation costs or other liabilities; compliance with, and changes to, federal, state and local laws and regulations, accounting rules, tax laws and similar matters; limitations imposed by and ILPT’s ability to satisfy complex rules to maintain its qualification for taxation as a REIT for U.S. federal income tax purposes; actual and potential conflicts of interest with ILPT’s related parties, including its Managing Trustees, RMR and others affiliated with them; acts of terrorism, war or other hostilities, outbreaks of pandemics or other public health safety events or conditions, global climate change or other manmade or natural disasters beyond ILPT's control; and other matters. These risks, uncertainties and other factors are not exhaustive and should be read in conjunction with other cautionary statements that are included in ILPT’s periodic filings. The information contained in ILPT’s filings with the SEC, including under the caption “Risk Factors” in ILPT’s periodic reports, or incorporated therein, identifies important factors that could cause differences from ILPT’s forward-looking statements in this presentation. ILPT’s filings with the SEC are available on the SEC’s website at www.sec.gov. You should not place undue reliance upon ILPT’s forward-looking statements. Except as required by law, ILPT does not intend to update or change any forward-looking statements as a result of new information, future events or otherwise.